Exhibit 10.14

CROSS-REFERENCE: Instrument Nos. 2013021646, 2014010667, 2015015859 and 2016010863

FOURTH ACKNOWLEDGMENT, CONFIRMATION AND AMENDMENT

THIS FOURTH ACKNOWLEDGMENT, CONFIRMATION AND AMENDMENT (the “Fourth Acknowledgement”) executed as of February 21, 2017, to be effective as of March 6, 2017 (the “Effective Date”), by FIRST INTERNET BANCORP, an Indiana corporation having a mailing address of 11201 USA Parkway, Fishers, Indiana 46037, formerly 8888 Keystone Crossing, Indianapolis, IN 46240 (“Borrower”), and FIRST INTERNET BANK OF INDIANA, having a mailing address of 11201 USA Parkway, Fishers, Indiana 46037, formerly 8888 Keystone Crossing, Suite 1700, Indianapolis, IN 46240 (“Lender”);

WITNESSES THAT:

WHEREAS, Lender made a loan to Borrower in the original principal amount of Four Million and 00/100 Dollars ($4,000,000.00), (the “Loan”), pursuant to the terms of that certain Loan Agreement dated March 6, 2013, (the “Loan Agreement”);

WHEREAS, in connection with the Loan, First Internet Bancorp, an Indiana corporation executed and delivered to Lender that certain Mortgage, Security Agreement, Assignment of Leases and Rents and Fixture Filing dated March 6, 2013, and recorded in the Office of the Hamilton County Recorder on April 8, 2013 as Instrument No. 2013021646 (“the “Mortgage”);

WHEREAS, Borrower executed and delivered a Promissory Note dated as of March 6, 2013 (the “Note”), (the Loan Agreement, the Note, the Mortgage, and all other documents and instruments securing or pertaining to the Loan, including all extensions and renewals thereof or modifications thereto from time to time, are being collectively referred to herein as the “Loan Documents”);

WHEREAS, each of the Loan Documents secures, extends to, includes and is effective with respect to the Loan as from time to time, modified, renewed or extended;

WHEREAS, the Loan was modified by an Acknowledgement, Confirmation and Amendment to extend the Maturity Date to March 6, 2015 as evidenced by the Acknowledgement, Confirmation and Amendment dated as of March 6, 2014, and recorded March 26, 2014, as Instrument No. 2014010667 in the Office of the Recorder of Hamilton County, Indiana (the “Acknowledgement”);

WHEREAS, the Loan was further modified by a Second Acknowledgement, Confirmation and Amendment to extend the Maturity Date to March 6, 2016 as evidenced by the Second Acknowledgement, Confirmation and Amendment dated as of March 6, 2015, and recorded April 6, 2015, as Instrument No. 2015015859 in the Office of the Recorder of Hamilton County, Indiana (the “Second Acknowledgement”);

WHEREAS, the Loan was further modified by a Third Acknowledgement, Confirmation and Amendment to extend the Maturity Date to March 6, 2017 as evidenced by the Third Acknowledgement, Confirmation and Amendment dated as of February 26, 2016, and recorded March 10, 2016, as Instrument No. 2016010863 in the Office of the Recorder of Hamilton County, Indiana (the “Third Acknowledgement”);

WHEREAS, Borrower has requested that Lender further amend the Loan to convert same to a term loan in the principal amount of Three Million Six Hundred Thousand and 00/100 Dollars ($3,600,000.00), amend the loan payment schedule, and renew and extend the Maturity Date to March 6, 2020;

NOW, THEREFORE, in consideration of these premises, Borrower and Lender agree as follows:

1.	Incorporation of Recitals. Each of the foregoing recitals are incorporated herein by reference and made a part hereof.

2.
Modification of the Promissory Note. As of the Effective Date hereof, Borrower shall execute in favor of Lender an Amended and Restated Promissory Note in the principal amount of Three Million Six Hundred Thousand Dollars ($3,600,000.00).

3.
Modification of the Mortgage. As of the Effective Date hereof, the Mortgage, Security Agreement, Assignment of leases and Rents and Fixture Filing shall be modified to amend principal sum to Three Million Six Hundred Thousand and 00/100 Dollars ($3,600,000.00) and to amend the final payment of the Note Obligations to March 6, 2020.

4.	Modification of Loan Agreement. As of the Effective Date hereof, the Loan Agreement shall be modified, amended and revised as follows:

a.	Amendment to Maturity Date. The definition of Maturity Date contained in Section 1.01 is amended to reflect a Maturity Date of March 6, 2020.

b.
Amendment to Section 2.01(a). The principal amount of the Term Loan of Four Million and 00/100) ($4,000,000.00) is hereby deleted and replaced with the sum of Three Million Six Hundred Thousand Dollars ($3,600,000.00).

c.	Amendment to Section 2.01(d)(1). Section 2.01(d)(1) is hereby deleted in its entirety and replaced by the following:

2.01(d)(1) Repayment of Term Loan. Borrower shall make the following payments with respect to the Term Loan:

(1) Beginning April 1, 2017, Borrower shall make thirty-five (35) monthly payments of interest together with annual principal payments on April 1, 2018 and April 1, 2019 in the amount of Three Hundred Thousand and 00/100 Dollars ($300,000.00).

5.
Reaffirmation of Representations and Warranties. Borrower, as applicable, represents and warrants to Lender that all representations and warranties contained in the Loan Documents are true as of the date hereof, that there has been full compliance with the covenants contained in the Loan Documents and, that as of the date hereof, there exists no default or any condition that, with the giving of notice or lapse of time or both, would constitute a default under any of the Loan Documents.

6.	Borrower Confirmation. Borrower acknowledges and confirms that the Loan Documents extend to, include and are effective with respect to the Loan as modified by this Fourth Acknowledgment.

7.
Miscellaneous. Binding Effect. This Fourth Acknowledgement shall be binding upon Borrower and its respective heirs, beneficiaries, successors, assigns and personal and legal representatives, and shall inure to the benefit of Lender and Lender’s successors and assigns.

a.	Applicable Law. This Fourth Acknowledgement shall be governed by and construed in accordance with the laws of the State of Indiana.

b.
Authority. The undersigned person executing this Fourth Acknowledgment on behalf of Borrower represents and certifies that he is fully empowered to execute and deliver this instrument for and on behalf of Borrower; and all necessary action for the making and delivery of this instrument has been taken and done.

c.
Instruments Enforceable. Except as set forth herein, the parties acknowledge and agree that the terms and provisions of the Loan Documents, including specifically, the Mortgage, remain unchanged, and the Loan Documents, as modified herein, are in full force and effect, enforceable in accordance to their respective terms.

IN WITNESS WHEREOF, the undersigned has caused this Fourth Acknowledgement, Confirmation and Amendment to be executed and effective as of the day and year first above written.

BORROWER:

FIRST INTERNET BANCORP

By:	/s/ David B. Becker
David Becker, Chief Executive Officer